EXHIBIT 99.8

                           SIXTH AMENDMENT TO THE
                    FIRST AMENDED AND RESTATED AGREEMENT
                         OF LIMITED PARTNERSHIP OF
                   WESTFIELD AMERICA LIMITED PARTNERSHIP


               This SIXTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WESTFIELD AMERICA LIMITED PARTNERSHIP, dated as of June 1, 2000 (this "Amendment"), is being executed by Westfield America, Inc., a Missouri corporation (the "Managing General Partner"), as the managing general partner of Westfield America Limited Partnership, a Delaware limited partnership (the "Partnership"), and on behalf of the Limited Partners pursuant to the authority conferred on the Managing General Partner by Sections 2.4 and 12.3 of the First Amended and Restated Agreement of Limited Partnership of Westfield America Limited Partnership, dated as of August 3, 1998, as amended (the "Agreement").

               WHEREAS, pursuant to Sections 7.1 and 12.3 of the Agreement, the Managing General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of additional Partnership Units and to amend the Agreement, and the Managing General Partner is hereby creating the Partnership Preferred Units with the designations, preferences and other rights, terms and provisions as set forth on Exhibit P attached hereto.

               NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit P" in the form attached hereto, which shall be attached to and made a part of the Agreement.

               2. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

               3. This Amendment shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without regard to principles of conflicts of law.


               IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                    WESTFIELD AMERICA, INC.,
                                    Managing General Partner


                                    By: /s/Irv Hepner
                                        _________________________________
                                        Name:  Irv Hepner
                                        Title: Secretary


                                    ALL LIMITED PARTNERS


                                    By:  Westfield America, Inc., as attorney-
                                         in-fact pursuant to the power of
                                         attorney granted under Section 2.4
                                         of the Agreement.


                                    By: /s/Irv Hepner
                                        _________________________________
                                        Name:  Irv Hepner
                                        Title: Secretary